As filed with the Securities and Exchange Commission on August 24, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SERINA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in our Charter)

Delaware	2834	82-1436829
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

601 Genome Way, Suite 2001

Huntsville, Alabama 35806

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Steven Ledger

Chief Executive Officer

601 Genome Way, Suite 2001

Huntsville, Alabama 35806

(256) 327-9630

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Please send copies of all communications to:

Scott Ludwig

Stephen Hinton

Bradley Arant Boult Cummings LLP

200 Clinton Avenue Huntsville Alabama 35801

(256) 517-5100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated August 24, 2026

PRELIMINARY PROSPECTUS

12,500,000 Shares of Common Stock

This prospectus relates to the offer and sale of up to 12,500,000 shares of our common stock, par value $0.0001 per share (“Common Stock”), of Serina Therapeutics, Inc., a Delaware corporation (the “Company”, “we” or “us”), by Roth Principal Investments, LLC, whom we refer to in this prospectus as “Roth Principal Investments” or the “Selling Stockholder.”

The shares of our Common Stock to which this prospectus relates may be issued by us to Roth Principal Investments pursuant to a Common Stock Purchase Agreement, dated as of August 21, 2026, we entered into with Roth Principal Investments (the “Purchase Agreement”). Such shares of our Common Stock consist of up to 12,500,000 shares (the “Purchase Shares”) that we may, in our sole discretion, elect to sell to Roth Principal Investments, from time to time after the date of this prospectus, pursuant to the Purchase Agreement. As of the date of this prospectus, we have not issued any shares of our Common Stock to Roth Principal Investments under the Purchase Agreement.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholder. However, we may receive up to $25,000,000 aggregate gross proceeds under the Purchase Agreement from sales of our Common Stock we may elect to make to Roth Principal Investments pursuant to the Purchase Agreement after the date of this prospectus. See “The Committed Equity Facility” for a description of the Purchase Agreement and “Selling Stockholder” for additional information regarding Roth Principal Investments.

Roth Principal Investments may sell or otherwise dispose of the Common Stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution (Conflict of Interest)” for more information about how Roth Principal Investments may sell or otherwise dispose of our Common Stock pursuant to this prospectus. Roth Principal Investments is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.

We will pay the expenses incurred in registering under the Securities Act the offer and sale of the shares of our Common Stock to which this prospectus relates by the Selling Stockholder, including legal and accounting fees. We have also engaged Compass Point Research & Trading, LLC (“Compass Point”) to act as a “qualified independent underwriter” in this offering and have agreed to pay their fees for such services. See “Plan of Distribution (Conflict of Interest)” beginning on page 30.

Our Common Stock is listed on the NYSE American Market under the symbol “SER.” On August 21, 2026, the last reported sales price of our Common Stock was $2.87 per share.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended, and, as such, have elected to take advantage of certain of the scaled disclosures available for smaller reporting companies. See “Prospectus Summary – Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus and any similar section contained in the documents incorporated by reference and in the applicable prospectus supplement concerning factors you should consider before investing in our Common Stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2026

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholder have authorized anyone to provide you with different information. Neither we nor the Selling Stockholder are making an offer of these securities in any jurisdiction where the offer is not permitted.

The information contained in this prospectus and any prospectus supplement is accurate only as of the respective dates thereof, and the information in the documents incorporated by reference in this prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or of any sale of our securities. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference in this prospectus, our business, financial condition, results of operations and prospects may have changed. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before making your investment decision.

We are responsible for the information contained in this prospectus. We have not, and the Selling Stockholder has not, authorized anyone to provide you with different information, and we take no, and the Selling Stockholder take no, responsibility for any other information others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Selling Stockholder is not, making an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our business and the industry and markets in which we operate, including with respect to our business prospects, our market position and opportunity, and the competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys, and studies conducted by third parties. Our management’s estimates are derived from publicly available information, their knowledge of our business and industry, and assumptions based on such information and knowledge, which they believe to be reasonable. In addition, while we believe that information contained in the industry publications, surveys, and studies has been obtained from reliable sources, we have not independently verified any of the data contained in these third-party sources, and the accuracy and completeness of the information contained in these sources is not guaranteed.

Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, including in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2026, as amended on Form 10-K/A on March 27, 2026, which is incorporated by reference into this prospectus in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC. Accordingly, you should not place undue reliance on this information.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Serina,” “we,” “us,” “our” and similar terms refer to Serina Therapeutics, Inc. and our consolidated subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. The words “may,” “will,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “future,” “expect,” “intends,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our strategies, prospects, plans, expectations, and objectives of management for future operations and projected capital resources and financial position;

●	statements concerning our product candidates and our development pipeline, including SER-252;

●	the anticipated timing, design, results, and effects of our clinical trials, including our ongoing Phase 1b clinical study for SER-252;

●	the benefits that may be derived from, or the commercial or market opportunity of, our product candidates;

●	our continued ability to satisfy the listing standards of NYSE American;

●	statements regarding future economic conditions or performance; and

●	statements of belief and any statement of assumptions underlying any of the foregoing.

For a discussion of the factors that may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, and for a discussion of risk associated with us, see “Risk Factors” beginning on page 10 of this prospectus. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports we file with the SEC. See “Where You Can Find More Information” beginning on page 37 of this prospectus.

If any of these risks or uncertainties materializes or any of these assumptions prove incorrect, our results could differ materially from the forward-looking statements. All forward-looking statements in this prospectus are current only as of the date on which the statements were made. We do not undertake any obligation (and expressly disclaim any such obligation) to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events, except as required by applicable law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and any accompanying prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that such party has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, is not complete, and does not contain all of the information that you should consider before making your investment decision. We urge you to carefully read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein or incorporated by reference from our other filings with the U.S. Securities and Exchange Commission, or the SEC which are described under “Where You Can Find More Information”. Please carefully consider, among other things, the information provided in “Risk Factors” beginning on page 10 and “Cautionary Note Regarding Forward-Looking Statements.”

The Company

We are a clinical-stage biotechnology company developing a pipeline of wholly-owned drug product candidates to treat neurological diseases and other indications. Our POZ Platform™ (“POZ”) drug delivery technology is designed to enable certain existing drugs and novel drug candidates to be modified in a way that may provide an improved efficacy and safety profile of the resulting polymeric drug conjugate. Our business is largely focused on the development of a wholly-owned pipeline of POZ-enabled drug candidates for central nervous system (“CNS”) indications, including Parkinson’s disease. Our lead product candidate, SER-252 (POZ-apomorphine), is a POZ conjugate of the dopamine agonist apomorphine being developed for the treatment of advanced Parkinson’s disease. In January 2026, we received clearance of our Investigational New Drug application from the U.S. Food and Drug Administration for SER-252. In February 2026, we enrolled and dosed our first patient in our Phase 1b single-ascending dose (“SAD”) clinical trial for SER-252. For additional information about our business, operations, and financial results, see the documents listed under “Where You Can Find More Information.”

The Committed Equity Facility

On August 21, 2026, we entered into the Purchase Agreement and a related registration rights agreement, dated as of August 21, 2026 (the “Registration Rights Agreement”), with Roth Principal Investments. Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, we have the right, in our sole discretion, to sell to Roth Principal Investments up to $25,000,000 of shares of our Common Stock (subject to certain limitations contained in the Purchase Agreement) (the “Commitment Amount”), from time to time after the date of this prospectus and during the term of the Purchase Agreement through one or more Market Open Purchases, Intraday Purchases, Pre-Market Purchases and/or Post-Market Purchases on any Purchase Date (each term as defined below). Sales of our Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at our option, and we are under no obligation to sell any securities to Roth Principal Investments under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act, the offer and resale by Roth Principal Investments of up to 12,500,000 Purchase Shares that we may, in our sole discretion, elect to sell to Roth Principal Investments, from time to time from and after the Commencement Date (defined below) pursuant to the Purchase Agreement.

Upon the initial satisfaction of each of the conditions to Roth Principal Investments’ purchase obligations set forth in the Purchase Agreement (the initial satisfaction of all of such conditions, the “Commencement”), none of which are within Roth Principal Investments’ control, including that the registration statement that includes this prospectus shall have been declared effective by the SEC, we have the right, but not the obligation, from time to time at our sole discretion for a period of up to 36 months (unless the Purchase Agreement is earlier terminated), beginning on the date on which the Commencement occurs (such date, the “Commencement Date” and such period, the “Commitment Period”), to direct Roth Principal Investments to purchase a specified number of shares of our Common Stock (each, a “Market Open Purchase”), not to exceed the lesser of (such lesser number of shares, the “Maximum Market Open Purchase Amount”): (i) 2,000,000 shares of our Common Stock and (ii) up to a certain percentage (not to exceed 25.0%), which we will specify in the applicable Market Open Purchase Notice (as defined below) for such Market Open Purchase (such specified percentage, the “Market Open Purchase Percentage”), of the total aggregate number (or volume) of shares of our Common Stock traded on NYSE American during the applicable Market Open Purchase Valuation Period (as defined below) for such Market Open Purchase (such specified number of shares to be purchased by Roth Principal Investments, adjusted as necessary to give effect to the applicable Maximum Market Open Purchase Amount as set forth in the Purchase Agreement, the “Market Open Purchase Share Amount”), by timely delivering written notice of such Market Open Purchase to Roth Principal Investments (each, a “Market Open Purchase Notice”) after 7:30 a.m., Eastern time, and prior to 9:00 a.m., Eastern time, on any trading day (each, a “Purchase Date”), so long as (a) the closing sale price of our Common Stock on NYSE American on the trading day immediately prior to such Purchase Date is not less than a threshold price of $0.50 (the “Threshold Price”), and (b) all shares of Common Stock subject to all prior Market Open Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been timely received by Roth Principal Investments on the applicable Purchase Share Delivery Dates for such prior Purchases in accordance with the Purchase Agreement. Each notice provided by us to Roth Principal Investments relating to the sale of Purchase Shares is defined herein as a “Purchase Notice.”

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The per share purchase price that Roth Principal Investments is required to pay for shares of our Common Stock in a Market Open Purchase effected by us pursuant to the Purchase Agreement, if any, will be determined by reference to the volume weighted average price of our Common Stock (the “VWAP”), calculated in accordance with the Purchase Agreement, for the period (the “Market Open Purchase Valuation Period”) beginning at the official open (or “commencement”) of the regular trading session on NYSE American on the applicable Purchase Date for such Purchase, and ending at the earliest to occur of (i) 3:59 p.m., Eastern time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the primary trading session on such Purchase Date, (ii) such time that the total aggregate number (or volume) of shares of our Common Stock traded on NYSE American during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) reaches the applicable share volume maximum amount for such Market Open Purchase (the “Market Open Purchase Volume Maximum”), calculated by dividing (a) the applicable Market Open Purchase Share Amount for such Market Open Purchase, by (b) the Market Open Purchase Percentage we specified in the applicable Market Open Purchase Notice for such Market Open Purchase, and (iii) if we further specify in the applicable Market Open Purchase Notice for such Market Open Purchase that a “limit order discontinue election” (a “Limit Order Discontinue Election”) shall apply to such Market Open Purchase, such time that the trading price of our Common Stock on NYSE American during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable minimum price threshold for such Market Open Purchase specified by us in the Market Open Purchase Notice for such Market Open Purchase, or if we do not specify a minimum price threshold in such Market Open Purchase Notice, a price equal to 75.0% of the closing sale price of our Common Stock on the trading day immediately prior to the applicable Purchase Date for such purchase (the “VWAP Minimum Price Threshold”), less a discount equal to (x) 7.0%, if the aggregate gross purchase price paid to us for all shares of Common Stock sold under the Purchase Agreement as of immediately prior to such Market Open Purchase is less than $12,500,000, or (y) 3.0%, if such aggregate gross purchase price is equal to or greater than $12,500,000, to the VWAP for such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement).

Under the Purchase Agreement, for purposes of calculating the volume of shares of Common Stock traded during a Market Open Purchase Valuation Period, as well as the VWAP for a Market Open Purchase Valuation Period, the following transactions, to the extent they occur during such Market Open Purchase Valuation Period, shall be excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on NYSE American on the applicable Purchase Date for such Market Open Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on NYSE American on the applicable Purchase Date for such Market Open Purchase, and (z) if we have specified in the applicable Market Open Purchase Notice for such Market Open Purchase that a “limit order continue election” (a “Limit Order Continue Election”), rather than a Limit Order Discontinue Election, shall apply to such Market Open Purchase, all purchases and sales of Common Stock on NYSE American during such Market Open Purchase Valuation Period at a price per share that is less than the applicable VWAP Minimum Price Threshold for such Market Open Purchase.

From and after the Commencement Date, in addition to Market Open Purchases described above, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to purchase, on any trading day that would qualify as a Purchase Date, whether or not a Market Open Purchase is effected on such Purchase Date, a specified number of shares of Common Stock (each, an “Intraday Purchase”), not to exceed the lesser of (such lesser number of shares, the “Intraday Purchase Maximum Amount”): (i) 2,000,000 shares of our Common Stock and (ii) up to a certain percentage (not to exceed 25.0%), which we will specify in the applicable Intraday Purchase Notice (as defined below) for such Intraday Purchase (such specified percentage, the “Intraday Purchase Percentage”), of the total aggregate volume of shares of our Common Stock traded on NYSE American during the applicable “Intraday Purchase Valuation Period” (determined in a similar manner as the Market Open Purchase Valuation Periods for a Market Open Purchase) for such Intraday Purchase (such specified number of shares to be purchased by Roth Principal Investments, adjusted to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount as set forth in the Purchase Agreement, the “Intraday Purchase Share Amount”), by the delivery to Roth Principal Investments of an irrevocable written purchase notice for such Intraday Purchase, after 10:00 a.m., Eastern time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date as such applicable Intraday Purchase, if applicable, have ended), and prior to 2:00 p.m., Eastern time, on such Purchase Date (each, an “Intraday Purchase Notice”), so long as (i) the closing sale price of our Common Stock on NYSE American on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of our Common Stock subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been timely received by Roth Principal Investments on the applicable Purchase Share Delivery Dates for such prior Purchases in accordance with the Purchase Agreement.

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The per share purchase price for the shares of our Common Stock that we elect to sell to Roth Principal Investments in an Intraday Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same tiered discount of 7.0%, if less than $12,500,000 of aggregate gross purchase price has been paid to us for shares of Common Stock sold under the Purchase Agreement as of immediately prior to such Intraday Purchase, or 3.0%, if such aggregate gross purchase price is $12,500,000 or more, to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase, as described above), provided that the VWAP for each Intraday Purchase effected on a Purchase Date will be calculated over different Intraday Purchase Valuation Periods during the regular trading session on NYSE American on such Purchase Date, each of which will commence and end at different times on such Purchase Date.

From and after the Commencement Date, in addition to Market Open Purchases and Intraday Purchases described above, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to purchase shares of Common Stock in one or more Pre-Market Purchases and Post-Market Purchases (each as defined below), on any trading day that would qualify as a Purchase Date. The maximum number of shares in any Pre-Market Purchase or Post-Market Purchase may not exceed the lesser of 1,000,000 shares and up to a certain percentage (not to exceed 20.0%) of the total aggregate volume of shares traded during the applicable valuation period. The per share purchase price for shares purchased in Pre-Market Purchases and Post-Market Purchases will be determined by reference to the VWAP during the applicable valuation period, less a discount equal to (i) 7.0%, if the aggregate gross purchase price paid to us for all shares of Common Stock sold under the Purchase Agreement as of immediately prior to such Pre-Market Purchases and/or Post-Market Purchases is less than $12,500,000, or (ii) 5.0% if such aggregate gross purchase price is equal to or greater than $12,500,000, to such VWAP.

There is No upper limit on the price per share that Roth Principal Investments could be obligated to pay for the shares of our Common Stock we may elect to sell to it in any Market Open Purchase, any Intraday Purchase, any Pre-Market Purchase or any Post-Market Purchase under the Purchase Agreement. In the case of Market Open Purchases, Intraday Purchases, Pre-Market Purchases and Post-Market Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of our Common Stock to be purchased by Roth Principal Investments in a Market Open Purchase, an Intraday Purchase, a Pre-Market Purchase or a Post-Market Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such Purchase (as applicable), in each case, will be equitably adjusted as set forth in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or minimum price thresholds.

We will control the timing and amount of any sales of our Common Stock to Roth Principal Investments that we may elect, in our sole discretion, to effect from time to time from and after the Commencement Date and during the term of the Purchase Agreement. Actual sales of shares of our Common Stock to Roth Principal Investments under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for our company’s business and operations. The Company has No obligation to sell any shares to Roth Principal Investments, and Roth Principal Investments is obligated to purchase shares only as directed by the Company and subject to the terms and conditions of the Purchase Agreement.

Under the applicable NYSE American rules, in No event may we issue to Roth Principal Investments under the Purchase Agreement more than 5,077,554 shares of our Common Stock, which number of shares is equal to 19.99% of the shares of our Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of our Common Stock in excess of the Exchange Cap in accordance with applicable NYSE American rules, or (ii) with respect to any shares of our Common Stock that we direct Roth Principal Investments to purchase from us pursuant to a given Purchase Notice under the Purchase Agreement, the per-share purchase price for such purchase equals or exceeds the sum of (i) $0.0295 and (ii) $2.74 (representing the lower of (a) the official closing price of our Common Stock on NYSE American on the trading day at the time of execution of the Purchase Agreement and (b) the average official closing price of our Common Stock on NYSE American for the five consecutive trading days ending on the trading day immediately preceding the execution of the Purchase Agreement), so that the Exchange Cap limitation will not apply to issuances and sales of our Common Stock pursuant to the Purchase Agreement.

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Moreover, we may not issue or sell any shares of our Common Stock to Roth Principal Investments under the Purchase Agreement which, when aggregated with all other shares of our Common Stock then beneficially owned by Roth Principal Investments and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 thereunder), would result in Roth Principal Investments beneficially owning more than 4.99% of the outstanding shares of our Common Stock (the “Beneficial Ownership Limitation”).

The net proceeds to us from sales that we elect to make to Roth Principal Investments under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our Common Stock to Roth Principal Investments. We expect that any proceeds received by us from such sales of Common Stock to Roth Principal Investments will be used for working capital and general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition (with certain limited exceptions) on entering into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our Common Stock after the date of issuance, or our effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell Common Stock or any securities exercisable, exchangeable or convertible into Common Stock at a future determined price.

Roth Principal Investments has agreed that none of Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments will engage in or effect, directly or indirectly, for Roth Principal Investments’ own account or for the principal account of any such entity managed or controlled by Roth Principal Investments, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock during the term of the Purchase Agreement.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 36-month anniversary of the Commencement Date, (ii) the date on which Roth Principal Investments shall have purchased from us under the Purchase Agreement shares of Common Stock for an aggregate gross purchase price of $25,000,000, (iii) the date on which the Common Stock shall have failed to be listed or quoted on NYSE American or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement for a period of one trading day, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such 30th trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of our property or we make a general assignment for the benefit of creditors.

We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon ten (10) trading days’ prior written notice to Roth Principal Investments. We and Roth Principal Investments may also agree to terminate the Purchase Agreement by mutual written consent, provided that no termination of the Purchase Agreement will be effective during the pendency of any Purchase that has not then fully settled in accordance with the Purchase Agreement. Neither we nor Roth Principal Investments may assign or transfer any of our respective rights or obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by us or Roth Principal Investments.

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In addition, we have agreed to reimburse Roth Principal Investments for the reasonable legal fees and disbursements of Roth Principal Investments’ legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement in an amount equal to $100,000 (the “Initial Legal Fee Reimbursement Amount”), upon our execution of the Purchase Agreement and Registration Rights Agreement. We have also agreed to reimburse Roth Principal Investments up to $7,500 per fiscal quarter (the “Additional Investor Legal Fee Reimbursement Amount”) for the reasonable legal fees and disbursements of Roth Principal Investments’ legal counsel in connection with quarterly and annual bring-down due diligence investigations and related matters as contemplated by the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions, and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

Because the per share purchase price that Roth Principal Investments will pay for Purchase Shares in any Market Open Purchase, Intraday Purchase, Pre-Market Purchase or Post-Market Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable Purchase Valuation Period (i.e., the Market Open Purchase Valuation Period, the Intraday Purchase Valuation Period, the Pre-Market Purchase Valuation Period or the Post-Market Purchase Valuation Period, as applicable (each, a “Purchase Valuation Period”)) on the applicable Purchase Date for such Purchase, as of the date of this prospectus, we cannot determine the actual purchase price per share that Roth Principal Investments will be required to pay for any Purchase Shares that we may elect to sell to Roth Principal Investments under the Purchase Agreement from and after Commencement and, therefore, we cannot be certain how many Purchase Shares, in the aggregate, we may issue and sell to Roth Principal Investments under the Purchase Agreement from and after Commencement. As of August 21, 2026, there were 25,400,473 shares of our Common Stock outstanding, of which 10,134,655 shares were held by non-affiliates of our company. If all of the 12,500,000 shares of Common Stock offered for resale by Roth Principal Investments under this prospectus were issued and outstanding, such shares would represent approximately 33.0% of the total number of outstanding shares of Common Stock and 55.2% of the total number of outstanding shares of Common Stock held by non-affiliates of our company, in each case immediately after this offering.

Although the Purchase Agreement provides that we may sell up to $25,000,000 of our Common Stock to Roth Principal Investments, only 12,500,000 Purchase Shares are being registered under the Securities Act for resale by Roth Principal Investments under the registration statement that includes this prospectus. At an assumed purchase price per share of $2.87, representing the closing sale price of our Common Stock on NYSE American immediately prior to the execution of the Purchase Agreement, the number of Purchase Shares that are being registered under the registration statement that includes this prospectus would be sufficient to enable us to receive the full $25,000,000 in aggregate gross proceeds from the sale of such Purchase Shares to Roth Principal Investments under the Purchase Agreement. However, depending on the market prices of our Common Stock on the Purchase Dates on which we elect to sell such Purchase Shares to Roth Principal Investments under the Purchase Agreement, we may need to register under the Securities Act additional shares of our Common Stock for resale by Roth Principal Investments in order for us to receive aggregate proceeds equal to Roth Principal Investments’ $25,000,000 maximum aggregate purchase commitment available to us under the Purchase Agreement. Moreover, to the extent that the Exchange Cap remains applicable to issuances and sales of our Common Stock under the Purchase Agreement, if we elect to issue and sell to Roth Principal Investments more shares of Common Stock than the Exchange Cap (or 5,077,554 shares of Common Stock) under the Purchase Agreement, which we have the right, but not the obligation, to do, we must first obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable NYSE American rules. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Common Stock being registered for resale by Roth Principal Investments under the registration statement that includes this prospectus could cause additional substantial dilution to our stockholders.

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The number of shares of Common Stock ultimately offered for resale by Roth Principal Investments through this prospectus is dependent upon the number of shares of Common Stock, if any, we elect to sell to Roth Principal Investments under the Purchase Agreement from and after the Commencement Date. The issuance of our Common Stock to Roth Principal Investments pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

For additional information see the section entitled “The Committed Equity Facility”, below.

Implications of Being a Smaller Reporting Company

We qualify as a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To qualify, an issuer must have either (i) a public float (i.e., the aggregate market value of the voting and non-voting common equity held by non-affiliates) of less than $250 million, or (ii) less than $100 million in annual revenue in its most recently completed fiscal year and a market value of voting and non-voting common equity held by non-affiliates of less than $700 million as of the last business day of its most recently completed second fiscal quarter. We met both criteria, with our public float as of June 30, 2025, below the $700 million threshold. As a smaller reporting company, we may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include, but are not limited to, reduced disclosure about our executive compensation arrangements and an exemption from the requirements to obtain a non-binding advisory vote on golden parachute arrangements. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Corporate Information

Serina Therapeutics, Inc. (formerly AgeX Therapeutics, Inc.) was incorporated in Delaware on January 6, 2017. On March 26, 2024, the Company completed a merger transaction with the Alabama corporation formerly known as Serina Therapeutics, Inc., after which the Company changed its name and its Common Stock began trading on NYSE American under the symbol “SER.”

Our principal executive offices are located at 601 Genome Way, Suite 2001, Huntsville, Alabama 35806, and our telephone number is (256) 327-9630. Our website address is https://www.serinatx.com/. The contents of our website are not incorporated into this prospectus, and our reference to the URL for our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

We use our logo and other marks as trademarks in the United States and other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork, and other visual displays, may appear without a trademark symbol, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

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THE OFFERING

Common Stock Offered by the Selling Stockholder:	Up to 12,500,000 shares of our Common Stock we may issue and sell to Roth Principal Investments from time to time, at our sole discretion, during the Commitment Period.

Selling Stockholder:	Roth Principal Investments, LLC, a Delaware limited liability company. See “Selling Stockholder.”

Shares of Common Stock Outstanding Prior to this Offering	25,400,473 shares of Common Stock.

Shares of Common Stock to be Outstanding Immediately After this Offering	37,900,473 shares of Common Stock, assuming the sale of a total of 12,500,000 Purchase Shares to the Selling Stockholder under the Purchase Agreement. The actual number of shares outstanding after this offering will vary depending upon the actual number of shares we issue and sell to Roth Principal Investments under the Purchase Agreement after the date of this prospectus.

Use of Proceeds:	We will not receive any of the proceeds from the resale of the Purchase Shares by Roth Principal Investments. We may receive up to $25,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales of Purchase Shares we make to Roth Principal Investments pursuant to the Purchase Agreement, assuming that we sell the full amount of our Common Stock that we have the right, but not the obligation, to sell to Roth Principal Investments under the Purchase Agreement. Any proceeds that we receive from sales of shares of our Common Stock to Roth Principal Investments under the Purchase Agreement will be used for working capital and general corporate purposes. See “Use of Proceeds.”

Offering Price:	The Selling Stockholder may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Risk Factors:	Investing in our securities involves a high degree of risk and purchasers may lose their entire investment. See the disclosure under the heading “Risk Factors” on page 10 of this prospectus.

NYSE American Symbol:	SER

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review and consider the risk factors under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as amended on Form 10-K/A, and, to the extent applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC, and all other information contained in this prospectus and incorporated by reference into the prospectus before purchasing our securities. The risks and uncertainties described in these risk factors are not the only ones facing our Company. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment. Please see “Cautionary Note Regarding Forward-Looking Statements.” If any of these risks or uncertainties actually occur, our business, financial condition, results of operations or cash flows could be adversely affected. When the Selling Stockholder sell shares of Common Stock pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

The issuance and sale of our Common Stock to Roth Principal Investments may cause dilution to our other stockholders and the sale of the shares of Common Stock acquired by Roth Principal Investments, or the perception that such sales may occur, could cause the price of our Common Stock to decrease.

On August 21, 2026, we entered into the Purchase Agreement with Roth Principal Investments, pursuant to which Roth Principal Investments has committed to purchase up to $25,000,000 of Purchase Shares, upon the terms and subject to the conditions set forth in the Purchase Agreement. The shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to Roth Principal Investments at our discretion from time to time over a 36-month period following the effective date of the registration statement of which this prospectus forms a part, subject to certain conditions. The purchase price for the shares that we may sell to Roth Principal Investments under the Purchase Agreement will fluctuate based on the market price of our Common Stock. Depending on demand and market liquidity at the time, sales of such shares by Roth Principal Investments may cause the trading price of our Common Stock to decrease.

We have the right to control the timing and amount of any future sales of our shares to Roth Principal Investments, subject to certain limitations set forth in the Purchase Agreement. Any sales of our Common Stock to Roth Principal Investments will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Roth Principal Investments all, some or none of the shares of our Common Stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we sell shares to Roth Principal Investments, Roth Principal Investments may then resell all, some or none of those shares at any time or from time to time in its discretion. See the section titled “Plan of Distribution (Conflict of Interest)” elsewhere in this prospectus for more information. Therefore, our sales to Roth Principal Investments could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of shares of our Common Stock to Roth Principal Investments, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We may direct Roth Principal Investments to purchase up to $25,000,000 worth of shares of our Common Stock under the Purchase Agreement over a 36-month period pursuant to purchase notices that we deliver to Roth Principal Investments under the Purchase Agreement. Assuming a purchase price of $2.87 per share (the closing sale price of the shares of Common Stock on August 21, 2026), the maximum number of shares we could sell to Roth Principal Investments under the Purchase Agreement at that price would be approximately 8,710,801 shares, resulting in gross proceeds to us of approximately $25,000,000, the full amount available under the Purchase Agreement. This prospectus covers the offer and resale of up to 12,500,000 shares of Common Stock that may be issued to Roth Principal Investments under the Purchase Agreement; however, in no event will we issue shares under the Purchase Agreement in an amount that would result in aggregate gross proceeds to us exceeding $25,000,000.

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The extent to which we rely on Roth Principal Investments as a source of funding will depend on a number of factors including the prevailing market price of our shares of Common Stock and the extent to which we are able to secure financing from other sources. If obtaining sufficient financing from Roth Principal Investments were to prove unavailable or prohibitively dilutive, we may need to secure another source of funding in order to satisfy our financing needs. Even if we sell all of the $25,000,000 maximum aggregate purchase commitment under the Purchase Agreement to Roth Principal Investments, we may still need additional capital to finance our future working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our shares of Common Stock could be reduced. A financing could involve one or more types of securities including shares of Common Stock, convertible debt or warrants to acquire shares of Common Stock. These securities could be issued at or below the then prevailing market price for our shares of Common Stock. We are also authorized to issue 5,000,000 shares of preferred stock, par value $0.0001 per share. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our shares of Common Stock, the market price of our shares of Common Stock could be negatively impacted.

Should the financing we require to sustain our financing needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to Roth Principal Investments, or the actual gross proceeds resulting from those sales.

On August 21, 2026, we entered into the Purchase Agreement with Roth Principal Investments, pursuant to which Roth Principal Investments has committed to purchase up to $25,000,000 of shares of our Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to Roth Principal Investments at our discretion from time to time during the Commitment Period.

We generally have the right to control the timing and amount of any sales of our shares of Common Stock to Roth Principal Investments under the Purchase Agreement. Sales of our Common Stock, if any, to Roth Principal Investments under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Roth Principal Investments all, some or none of the shares of our Common Stock that may be available for us to sell to Roth Principal Investments pursuant to the Purchase Agreement.

Because the per share purchase price that Roth Principal Investments will pay for Purchase Shares in any Market Open Purchase, Intraday Purchase, Pre-Market Purchase or Post-Market Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable Purchase Valuation Period on the applicable Purchase Date for such Purchase, as of the date of this prospectus, it is not possible for us to predict the number of shares of Common Stock that we will sell to Roth Principal Investments as Purchase Shares under the Purchase Agreement, the purchase price per share that Roth Principal Investments will pay for Purchase Shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Roth Principal Investments under the Purchase Agreement.

Although the Purchase Agreement provides that we may sell up to $25,000,000 of our Common Stock to Roth Principal Investments, only 12,500,000 Purchase Shares are being registered under the Securities Act for resale by Roth Principal Investments under the registration statement that includes this prospectus. At an assumed purchase price per share of $2.87, representing the closing sale price of our Common Stock on NYSE American immediately prior to the execution of the Purchase Agreement, the number of Purchase Shares that are being registered under the registration statement that includes this prospectus would be sufficient to enable us to receive the full $25,000,000 in aggregate gross proceeds from the sale of such Purchase Shares to Roth Principal Investments under the Purchase Agreement. However, depending on the market prices of our Common Stock on the Purchase Dates on which we elect to sell such Purchase Shares to Roth Principal Investments under the Purchase Agreement, we may need to register under the Securities Act additional shares of our Common Stock for resale by Roth Principal Investments in order for us to receive aggregate proceeds equal to Roth Principal Investments’ $25,000,000 maximum aggregate purchase commitment available to us under the Purchase Agreement.

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Moreover, to the extent that the Exchange Cap remains applicable to issuances and sales of our Common Stock under the Purchase Agreement, if we elect to issue and sell to Roth Principal Investments more shares of Common Stock than the Exchange Cap (or 5,077,554 shares of Common Stock) under the Purchase Agreement, which we have the right, but not the obligation, to do, we must first obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable NYSE American rules. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Common Stock in addition to the 12,500,000 shares of Common Stock being registered for resale by Roth Principal Investments under the registration statement that includes this prospectus could cause additional substantial dilution to our stockholders. The number of shares of Common Stock ultimately offered for resale by Roth Principal Investments through this prospectus is dependent upon the number of shares of Common Stock, if any, we elect to sell to Roth Principal Investments under the Purchase Agreement from and after the Commencement Date.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Roth Principal Investments. If and when we do elect to sell shares of our Common Stock to Roth Principal Investments pursuant to the Purchase Agreement, after Roth Principal Investments has acquired such shares, Roth Principal Investments may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Roth Principal Investments in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Roth Principal Investments in this offering as a result of future sales made by us to Roth Principal Investments at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to Roth Principal Investments under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Roth Principal Investments may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Our management team will have broad discretion over the use of the net proceeds from our sale of shares of Common Stock to Roth Principal Investments, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of shares of Common Stock to Roth Principal Investments, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

The Selling Stockholder will pay less than the then-prevailing market price for our shares of Common Stock, which could cause the price of our Common Stock to decline.

The purchase price of our Common Stock to be sold to Roth Principal Investments under the Purchase Agreement is derived from the market price of our Common Stock on NYSE American. Common Stock to be sold to Roth Principal Investments pursuant to the Purchase Agreement will be purchased at a discounted price. The actual amount of proceeds we receive pursuant to each Purchase Notice (each, the “Purchase Amount”) is determined by multiplying the Purchase Amount requested by the applicable purchase price. See section entitled “The Committed Equity Facility” for more information.

The Selling Stockholder may sell the shares it receives immediately after receipt of such shares, and/or may sell such shares short prior to the purchase of such shares, which may be prior to final determination of the purchase price for such shares and could cause the price of our Common Stock to decrease. If the price of our Common Stock declines, then Roth Principal Investments may pay a lower purchase price for such shares.

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We may not currently or in the future be able to continue as a going concern.

The financial statements incorporated by reference in this prospectus have been prepared on a going concern basis of accounting which assumes that we will continue as a going concern, and do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company’s ability to continue as a going concern is dependent on the Company’s ability to generate revenues and raise capital. To date, the Company has not generated sufficient revenues to provide cash flows that enable the Company to finance its operations internally. In connection with an evaluation conducted by the Company’s management during the preparation of our most recent Annual Report on Form 10-K, and as amended on Form 10-K/A, management concluded that there were conditions and events which raised substantial doubt as to the Company’s ability to continue as a going concern within twelve months after the date of the issuance of the financial statements included therein.

The uncertainty regarding our ability to continue as a going concern could materially adversely affect our share price and our ability to service our indebtedness, raise new capital or enter into commercial transactions. To address these matters, the Company may take actions that materially and adversely affect our business, including significant reductions in research, development, administrative and commercial activities, reduction of our employee base, and ultimately curtailing or ceasing operations, any of which could materially adversely affect our business, financial condition, results of operations and share price. In addition, doubts about our ability to continue as a going concern could impact our relationships with customers, vendors and other third parties and our ability to obtain, maintain or renew contracts with them, or negatively impact our negotiating leverage with such parties, which could have a material adverse effect on our business, financial condition, and results of operations. Furthermore, any loss of key personnel, employee attrition or material erosion of employee morale arising out of doubts about our ability to operate as a going concern could have a material adverse effect on our ability to effectively conduct our business and could impair our ability to execute our strategy and implement our business objectives, thereby having a material adverse effect on our business, financial condition, and results of operations.

If we do not satisfy the NYSE American continued listing requirements, our Common Stock could be delisted from NYSE American.

Our Common Stock is currently listed on the NYSE American. To maintain our listing, we are required to comply with various continued listing standards, including those related to stockholders’ equity, market capitalization, and the price of our Common Stock. On January 9, 2026, we received notice from NYSE American regarding non-compliance with certain continued listing standards. NYSE American has accepted the compliance plan we submitted, but our continued listing remains subject to ongoing review by NYSE American, including periodic milestones. There can be no assurance that we will be able to satisfy the requirements of the compliance plan or otherwise regain and maintain compliance with all of the NYSE American continued listing requirements.

If we are unable to satisfy these requirements, our Common Stock could be subject to delisting from NYSE American. Delisting could have a material adverse effect on the trading price and liquidity of our Common Stock, our ability to raise additional capital, and our ability to attract and retain qualified directors, officers, and employees. In the event of a delisting, we expect that our Common Stock would be quoted on an over-the-counter market, where trading is generally less liquid, more volatile, and subject to fewer regulatory protections.

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THE COMMITTED EQUITY FACILITY

On August 21 2026, we entered into the Purchase Agreement and the Registration Rights Agreement with Roth Principal Investments. Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, from and after the Commencement Date, we will have the right, in our sole discretion, to sell to Roth Principal Investments up to $25,000,000 of shares of our Common Stock, subject to certain limitations set forth in the Purchase Agreement, from time to time after the date of this prospectus and during the term of the Purchase Agreement. Sales of Common Stock by us to Roth Principal Investments under the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to Roth Principal Investments under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by Roth Principal Investments of up to 12,500,000 Purchase Shares that we may, in our sole discretion, direct Roth Principal Investments to purchase from us pursuant to the Purchase Agreement, from time to time after the date of this prospectus and during the term of the Purchase Agreement.

We do not have the right to commence any sales of our Common Stock to Roth Principal Investments under the Purchase Agreement until the Commencement Date, which is the date on which all of the conditions to Roth Principal Investments’ purchase obligation set forth in the Purchase Agreement have initially been satisfied, none of which are in Roth Principal Investments’ control, including that the registration statement that includes this prospectus shall have been declared effective by the SEC and the final form of this prospectus shall have been filed with the SEC. From and after the Commencement Date, we have the right, but not the obligation, from time to time at our sole discretion for a period of up to 36 months, unless the Purchase Agreement is earlier terminated, to direct Roth Principal Investments to purchase up to a specified maximum amount of shares of Common Stock in one or more Market Open Purchases, Intraday Purchases, Pre-Market Purchases and Post-Market Purchases as set forth in the Purchase Agreement, by timely delivering the applicable Purchase Notice for each such Purchase to Roth Principal Investments in accordance with the Purchase Agreement on any trading day we select as the Purchase Date therefor, so long as (i) the closing sale price of our Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Common Stock subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been timely received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement.

From and after Commencement, the Company will control the timing and amount of any sales of Common Stock to Roth Principal Investments. Actual sales of shares of our Common Stock to Roth Principal Investments under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for our company and its operations.

Under the applicable NYSE American rules, in no event may we issue to Roth Principal Investments under the Purchase Agreement shares of Common Stock in excess of the Exchange Cap (or 5,077,554 shares of Common Stock, representing 19.99% of the shares of our Common Stock outstanding immediately prior to the execution of the Purchase Agreement), unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable NYSE American rules, or (ii) with respect to any shares of Common Stock that we direct Roth Principal Investments to purchase from us pursuant to a given Purchase Notice under the Purchase Agreement, the per-share purchase price for such purchase equals or exceeds the sum of (i) $0.0295 and (ii) $2.74 (representing the lower of (a) the official closing price of our Common Stock on NYSE American on the trading day immediately preceding the execution of the Purchase Agreement and (b) the average official closing price of our Common Stock on NYSE American for the five consecutive trading days ending on the trading day immediately preceding the execution of the Purchase Agreement), so that the Exchange Cap limitation will not apply to issuances and sales of Common Stock pursuant to the Purchase Agreement.

Moreover, we may not issue or sell any shares of Common Stock to Roth Principal Investments under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by Roth Principal Investments and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in Roth Principal Investments beneficially owning shares of Common Stock in excess of the 4.99% Beneficial Ownership Limitation.

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The net proceeds to us from sales that we elect to make to Roth Principal Investments under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our Common Stock to Roth Principal Investments. We expect that any proceeds received by us from such sales to Roth Principal Investments will be used for working capital and general corporate purposes.

Neither we nor Roth Principal Investments may assign or transfer any of our respective rights or obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by us or Roth Principal Investments.

In addition, we have agreed to reimburse Roth Principal Investments for the Initial Legal Fee Reimbursement Amount of $100,000, upon our execution of the Purchase Agreement and the Registration Rights Agreement, for the reasonable legal fees and disbursements of Roth Principal Investments’ legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. We have also agreed to reimburse Roth Principal Investments the Additional Investor Legal Fee Reimbursement Amount of up to $7,500 per fiscal quarter for the reasonable legal fees and disbursements of Roth Principal Investments’ legal counsel in connection with quarterly and annual bring-down due diligence investigations and related matters as contemplated by the Purchase Agreement.

We have agreed, subject to limited exceptions, from the date of the Purchase Agreement through the effective date of the registration statement of which this prospectus forms a part, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of Common Stock or any securities convertible into or exchangeable for our Common Stock either owned as of the date of the Purchase Agreement or thereafter acquired without the prior written consent of Roth Principal Investments. Roth Principal Investments may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to this lock-up restriction.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

Purchases of Common Stock Under the Purchase Agreement

Market Open Purchases

From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion for a period of up to 36 months, unless the Purchase Agreement is earlier terminated, beginning on the Commencement Date, to direct Roth Principal Investments to purchase a specified number of shares of Common Stock, not to exceed the applicable Maximum Market Open Purchase Amount, in a Market Open Purchase under the Purchase Agreement, by timely delivering a written Market Open Purchase Notice to Roth Principal Investments, after 7:30 a.m., Eastern time, and prior to 9:00 a.m., Eastern time, on any trading day we select as the Purchase Date for such Market Open Purchase, so long as:

●	the closing sale price of our Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and

●	all shares of Common Stock subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been timely received by Roth Principal Investments prior to the time we deliver such Market Open Purchase Notice.

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The Maximum Market Open Purchase Amount applicable to such Market Open Purchase will be equal to the lesser of:

●	2,000,000 shares of Common Stock; and

●	the Market Open Purchase Percentage (as specified in the applicable Market Open Purchase Notice for such Purchase) of the total aggregate number (or volume) of shares of our Common Stock traded on NYSE American during the applicable Market Open Purchase Valuation Period for such Market Open Purchase.

The actual number of shares of Common Stock that Roth Principal Investments will be required to purchase in a Market Open Purchase, which we refer to as the Market Open Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Market Open Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Maximum Market Open Purchase Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that Roth Principal Investments will be required to pay for the Market Open Purchase Share Amount in a Market Open Purchase effected by us pursuant to the Purchase Agreement, if any, will be equal to the VWAP of our Common Stock for the applicable Market Open Purchase Valuation Period on the Purchase Date for such Market Open Purchase, less a discount equal to (x) 7.0%, if the aggregate gross purchase price paid to us for all shares of Common Stock sold under the Purchase Agreement as of immediately prior to such Market Open Purchase is less than $12,500,000, or (y) 3.0%, if such aggregate gross purchase price is equal to or greater than $12,500,000, to the VWAP for such Market Open Purchase Valuation Period. The Market Open Purchase Valuation Period for a Market Open Purchase is defined in the Purchase Agreement as the period beginning at the official open (or “commencement”) of the regular trading session on NYSE American on the applicable Purchase Date for such Market Open Purchase, and ending at the earliest to occur of:

●	3:59 p.m., Eastern time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the primary trading session on such Purchase Date;

●	such time that the total aggregate number (or volume) of shares of Common Stock traded on NYSE American during such Market Open Purchase Valuation Period reaches the applicable Market Open Purchase Volume Maximum for such Market Open Purchase, which will be determined by dividing (a) the applicable Market Open Purchase Share Amount for such Market Open Purchase, by (b) the Market Open Purchase Percentage we specified in the applicable Market Open Purchase Notice for such Market Open Purchase); and

●	if we further specify in the applicable Market Open Purchase Notice for such Market Open Purchase that a Limit Order Discontinue Election shall apply to such Market Open Purchase, such time that the trading price of our Common Stock on NYSE American during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable VWAP Minimum Price Threshold.

Under the Purchase Agreement, for purposes of calculating the volume of shares of Common Stock traded during a Market Open Purchase Valuation Period, including for purposes of determining whether the applicable Market Open Purchase Volume Maximum for a Market Open Purchase has been reached, for purposes of calculating the VWAP of our Common Stock for the applicable Market Open Purchase Valuation Period, and to the extent that we specify in the applicable Market Open Purchase Notice that the Limit Order Discontinue Election will apply, the following transactions, to the extent they occur during such Market Open Purchase Valuation Period, shall be excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on NYSE American on the applicable Purchase Date for such Market Open Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on NYSE American on the applicable Purchase Date for such Market Open Purchase, and (z) if we have specified in the applicable Market Open Purchase Notice for such Market Open Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Market Open Purchase, all purchases and sales of Common Stock on NYSE American during such Market Open Purchase Valuation Period at a price per share that is less than the applicable VWAP Minimum Price Threshold for such Market Open Purchase.

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Intraday Purchases

In addition to the Market Open Purchases described above, from and after the Commencement Date, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to make Intraday Purchases (whether or not a Market Open Purchase is effected on such Purchase Date), not to exceed the applicable Intraday Purchase Maximum Amount, in an Intraday Purchase under the Purchase Agreement, by timely delivering a written Intraday Purchase Notice to Roth Principal Investments, after 10:00 a.m., Eastern time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date if applicable, have ended), and prior to 2:00 p.m., Eastern time, on such Purchase Date, so long as:

the closing sale price of our Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and

all shares of Common Stock subject to all prior Purchases (as applicable) effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date, including all prior purchases effected on the same Purchase Date as such applicable Intraday Purchase, have been timely received by Roth Principal Investments on the applicable Purchase Share Delivery Dates for such prior Purchases in accordance with the Purchase Agreement.

The Intraday Purchase Maximum Amount applicable to such Intraday Purchase will be equal to the lesser of (i) 2,000,000 shares of our Common Stock and (ii) the Intraday Purchase Percentage (as specified by us in the applicable Intraday Purchase Notice for such Intraday Purchase) of the total aggregate number (or volume) of shares of our Common Stock traded on NYSE American during the applicable Intraday Purchase Valuation Period for such Intraday Purchase.

The actual number of shares of Common Stock that Roth Principal Investments will be required to purchase in an Intraday Purchase, which we refer to as the Intraday Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Intraday Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that Roth Principal Investments will be required to pay for the Intraday Purchase Share Amount in an Intraday Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same tiered discount of 7.0%, if less than $12,500,000 of aggregate gross purchase price has been paid to us for shares of Common Stock sold under the Purchase Agreement as of immediately prior to such Intraday Purchase, or 3.0%, if such aggregate gross purchase price is $12,500,000 or more, to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase as described above), provided that the VWAP used to determine the purchase price for the Intraday Purchase Share Amount to be purchased in an Intraday Purchase will be equal to the VWAP for the applicable Intraday Purchase Valuation Period on the Purchase Date for such Intraday Purchase. The Intraday Purchase Valuation Period for an Intraday Purchase is defined in the Purchase Agreement as the period during the regular trading session on NYSE American on such Purchase Date, beginning at the latest to occur of:

●	such time of confirmation of Roth Principal Investments’ receipt of the applicable Intraday Purchase Notice;

●	such time that the Market Open Purchase Valuation Period for any prior Market Open Purchase effected on the same Purchase Date (if any) has ended; and

●	such time that the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) has ended,

and ending at the earliest to occur of:

●	3:59 p.m., Eastern time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date;

●	such time that the total aggregate number (or volume) of shares of Common Stock traded on NYSE American during such Intraday Purchase Valuation Period reaches the applicable Intraday Purchase Share Volume Maximum for such Intraday Purchase, which will be determined by dividing (a) the applicable Intraday Purchase Share Amount for such Intraday Purchase, by (b) the Intraday Purchase Percentage we specified in the applicable Intraday Purchase Notice for determining the applicable Intraday Purchase Share Amount for such Intraday Purchase; and

●	if we further specify Limit Order Discontinue Election in the applicable Intraday Purchase Notice for such Intraday Purchase, such time that the trading price of our Common Stock on NYSE American during such Intraday Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable VWAP Minimum Price Threshold.

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As with Market Open Purchases, for purposes of calculating the volume of shares of Common Stock traded during an Intraday Purchase Valuation Period, including for purposes of determining whether the applicable Intraday Purchase Share Volume Maximum for an Intraday Purchase has been reached, for purposes of calculating the VWAP of our Common Stock for the applicable Intraday Purchase Valuation Period, the following transactions, to the extent they occur during such Intraday Purchase Valuation Period, are excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on NYSE American on the applicable Purchase Date for such Intraday Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on NYSE American on the applicable Purchase Date for such Intraday Purchase, and (z) if we have specified in the applicable Intraday Purchase Notice for such Intraday Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Intraday Purchase, all purchases and sales of Common Stock on NYSE American during such Intraday Purchase Valuation Period at a price per share that is less than the applicable VWAP Minimum Price Threshold for such Intraday Purchase.

We may, in our sole discretion, timely deliver multiple Intraday Purchase Notices to Roth Principal Investments prior to 2:00 p.m., Eastern time, on a single Purchase Date to effect multiple Intraday Purchases on such same Purchase Date, provided that the Market Open Purchase Valuation Period for any earlier Market Open Purchase effected on the same Purchase Date (as applicable) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date have ended prior to 2:00 p.m., Eastern time, on such Purchase Date, and so long as all shares of Common Stock subject to all prior Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Intraday Purchase, have been timely received by Roth Principal Investments on the applicable Purchase Share Delivery Dates for such prior Purchases in accordance with the Purchase Agreement.

The terms and limitations that will apply to each subsequent additional Intraday Purchase effected on the same Purchase Date will be the same as those applicable to any earlier Market Open Purchase (as applicable) and any earlier Intraday Purchase effected on the same Purchase Date as such subsequent additional Intraday Purchase, and the per share purchase price for the shares of Common Stock that we elect to sell to Roth Principal Investments in each subsequent additional Intraday Purchase effected on the same Purchase Date as an earlier Market Open Purchase (as applicable) and/or earlier Intraday Purchase(s) effected on such Purchase Date will be calculated in the same manner as in the case of such earlier Market Open Purchase (as applicable) and such earlier Intraday Purchase(s) effected on the same Purchase Date as such subsequent additional Intraday Purchase, with the exception that the Intraday Purchase Valuation Period for each subsequent additional Intraday Purchase will begin and end at different times (and may vary in duration) during the regular trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.

In the case of Market Open Purchases, Intraday Purchases, Pre-Market Purchases and Post-Market Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of Common Stock to be purchased by Roth Principal Investments in a Market Open Purchase, an Intraday Purchase, a Pre-Market Purchase or a Post-Market Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or minimum price threshold in connection with any such Purchase (as applicable), in each case, will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or minimum price thresholds.

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Pre-Market Purchases

In addition to Market Open Purchases and Intraday Purchases described above, from and after the Commencement Date, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to purchase a specified number of shares of Common Stock (each, a “Pre-Market Purchase”), not to exceed the lesser of (such lesser number of shares, the “Pre-Market Purchase Maximum Amount”): (i) 1,000,000 shares of Common Stock and (ii) up to a certain percentage (not to exceed 20.0%), which we will specify in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase (such specified percentage, the “Pre-Market Purchase Percentage”), of the total aggregate number (or volume) of shares of our Common Stock traded on NYSE American during the applicable Pre-Market Purchase Valuation Period for such Pre-Market Purchase (such specified number of shares to be purchased by Roth Principal Investments, adjusted to the extent necessary to give effect to the applicable Pre-Market Purchase Maximum Amount as set forth in the Purchase Agreement, the “Pre-Market Purchase Share Amount”), by the delivery to Roth Principal Investments of an irrevocable written purchase notice for such Pre-Market Purchase (each, a “Pre-Market Purchase Notice”), after 7:00 a.m., Eastern time, and prior to 8:30 a.m., Eastern time, on any trading day we select as the Purchase Date for such Pre-Market Purchase, so long as (i) the closing sale price of the Common Stock on NYSE American on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Common Stock subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been timely received by Roth Principal Investments on the applicable Purchase Share Delivery Dates for such prior Purchases in accordance with the Purchase Agreement.

The per share purchase price that Roth Principal Investments will be required to pay for the Pre-Market Purchase Share Amount in a Pre-Market Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in a similar manner as in the case of a Market Open Purchase, except that the VWAP will be calculated over the applicable Pre-Market Purchase Valuation Period and will reflect a tiered discount of 7.0%, if less than $12,500,000 of aggregate gross purchase price has been paid to us for share of Common Stock sold under the Purchase Agreement as of immediately prior to such Pre-Market Purchase, or 5.0% if such aggregate gross purchase price is $12,500,000 or more, to the VWAP for such Pre-Market Purchase Valuation Period (calculated in accordance with the Purchase Agreement).

Post-Market Purchases

In addition to Market Open Purchases, Intraday Purchases and Pre-Market Purchases described above, from and after the Commencement Date, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to purchase a specified number of shares of Common Stock (each, a “Post-Market Purchase”), not to exceed the lesser of (such lesser number of shares, the “Post-Market Purchase Maximum Amount”): (i) 1,000,000 shares of Common Stock and (ii) up to a certain percentage (not to exceed 20.0%), which we will specify in the applicable Post-Market Purchase Notice for such Post-Market Purchase (such specified percentage, the “Post-Market Purchase Percentage”), of the total aggregate number (or volume) of shares of our Common Stock traded on NYSE American during the applicable Post-Market Purchase Valuation Period for such Post-Market Purchase (such specified number of shares to be purchased by Roth Principal Investments, adjusted to the extent necessary to give effect to the applicable Post-Market Purchase Maximum Amount as set forth in the Purchase Agreement, the “Post-Market Purchase Share Amount”), by the delivery to Roth Principal Investments of an irrevocable written purchase notice for such Post-Market Purchase (each, a “Post-Market Purchase Notice”), after 4:05 p.m., Eastern time, and prior to 5:00 p.m., Eastern time, on any trading day we select as the Purchase Date for such Post-Market Purchase, so long as (i) the closing sale price of the Common Stock on NYSE American on such Purchase Date is not less than the Threshold Price and (ii) all shares of Common Stock subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been timely received by Roth Principal Investments on the applicable Purchase Share Delivery Dates for such prior Purchases in accordance with the Purchase Agreement.

The per share purchase price that Roth Principal Investments will be required to pay for the Post-Market Purchase Share Amount in a Post-Market Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in a similar manner as in the case of a Pre-Market Purchase, with a tiered discount of 7.0%, if less than $12,500,000 of aggregate gross purchase price has been paid to us for share of Common Stock sold under the Purchase Agreement as of immediately prior to such Post-Market Purchase, or 5.0% if such aggregate gross purchase price is $12,500,000 or more, to the VWAP for the applicable Post-Market Purchase Valuation Period (calculated in accordance with the Purchase Agreement).

At or prior to 5:30 p.m., Eastern time, on the applicable Purchase Date for a Market Open Purchase, Intraday Purchase and/or Pre-Market Purchase, or 9:30 p.m., Eastern time, on the applicable Purchase Date for a Post-Market Purchase, Roth Principal Investments will provide us with a written confirmation for such Purchase, as applicable, setting forth the applicable purchase price (both on a per share basis and the total aggregate purchase price) to be paid by Roth Principal Investments for the shares of Common Stock purchased by Roth Principal Investments in such Purchase.

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The payment for, against delivery of, shares of Common Stock purchased by Roth Principal Investments in any Purchase under the Purchase Agreement will be fully settled on the trading day immediately following the applicable Purchase Date for such Purchase, as set forth in the Purchase Agreement.

Conditions Precedent to Commencement and Each Purchase

Roth Principal Investments’ obligation to accept Purchase Notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our Common Stock in Market Open Purchases, Intraday Purchases, Pre-Market Purchases and Post-Market Purchases under the Purchase Agreement, are subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction, at the applicable “Purchase Condition Satisfaction Time” (as such term is defined in the Purchase Agreement) on the applicable Purchase Date for each Purchase after the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of Roth Principal Investments’ control, which conditions including the following:

●	the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

●	the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

●	the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to Roth Principal Investments under the Purchase Agreement) having been declared effective under the Securities Act by the SEC, and Roth Principal Investments being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement) to resell all of the shares of Common Stock included in this prospectus (and included in any such additional prospectuses);

●	the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to Roth Principal Investments under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of the Common Stock for offering or sale in any jurisdiction;

●	FINRA shall not have provided an objection to, and shall have confirmed in writing that it has determined not to raise any objections with respect to the fairness and reasonableness of, the terms and arrangements of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement;

●	there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to Roth Principal Investments under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in the light of the circumstances under which they were made) not misleading;

●	this prospectus, in final form, shall have been filed with the SEC under the Securities Act prior to Commencement, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC;

●	trading in the Common Stock shall not have been suspended by the SEC or NYSE American, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on NYSE American, shall be terminated on a date certain (unless, prior to such date, the Common Stock is listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement), and there shall be no suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by The Depository Trust Company with respect to the Common Stock;

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●	the Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;

●	the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;

●	the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

●	all of the shares of Common Stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on NYSE American (or if the Common Stock is not then listed on NYSE American, then on any Eligible Market);

●	no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;

●	the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and

●	the receipt by Roth Principal Investments of the legal opinions and negative assurances, bring-down legal opinions and negative assurances, and audit comfort letters, in each case as required under the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

●	the first day of the month next following the 36-month anniversary of the Commencement Date;

●	the date on which Roth Principal Investments shall have purchased shares of Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to $25,000,000;

●	the date on which the Common Stock shall have failed to be listed or quoted on NYSE American or any other Eligible Market for a period of one trading day;

●	the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such 30th trading day; and

●	the date on which a bankruptcy custodian is appointed for all or substantially all of our property, or we make a general assignment for the benefit of our creditors.

We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon ten (10) trading days’ prior written notice to Roth Principal Investments. We and Roth Principal Investments may also terminate the Purchase Agreement at any time by mutual written consent.

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Roth Principal Investments also has the right to terminate the Purchase Agreement upon ten (10) trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

●	the occurrence and continuation of a Material Adverse Effect (as such term is defined in the Purchase Agreement);

●	the occurrence of a Fundamental Transaction (as such term defined in the Purchase Agreement) involving our company;

●	if any registration statement is not filed by the applicable Filing Deadline (as defined in the Registration Rights Agreement) or declared effective by the SEC by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within ten (10) trading days after notice of such failure, breach or default is delivered to us;

●	if we are in breach or default in any material respect of any of our covenants and agreements in the Purchase Agreement or in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within ten (10) trading days after notice of such breach or default is delivered to us;

●	the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to Roth Principal Investments for the resale of all of the shares of Common Stock included therein, and such lapse or unavailability continues for a period of twenty (20) consecutive trading days or for more than an aggregate of sixty (60) trading days in any 365-day period, other than due to acts of Roth Principal Investments; or

●	trading in the Common Stock on NYSE American (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) has been suspended for a period of five (5) consecutive trading days.

No termination of the Purchase Agreement by us or by Roth Principal Investments will become effective prior to the fifth trading day immediately following the date on which any pending Purchase has been fully settled in accordance with the terms and conditions of the Purchase Agreement, and no termination will affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending Purchase, and any fees and disbursements of Roth Principal Investments’ legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. Both we and Roth Principal Investments have agreed to complete our respective obligations with respect to any such pending Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

No Short-Selling or Hedging by Roth Principal Investments

Roth Principal Investments has agreed that none of Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments will engage in or effect, directly or indirectly, for Roth Principal Investments’ own account or for the principal account of any such entity managed or controlled by Roth Principal Investments, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock during the term of the Purchase Agreement.

Prohibition on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our Common Stock after the date of issuance, or our effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell Common Stock or any securities exercisable, exchangeable or convertible into Common Stock at a future determined price. We are also permitted to sell up to $0 of shares of Common Stock remaining unsold under the Capital on DemandTM Sales Agreement between the Company and JonesTrading Institutional Services, LLC., dated April 25, 2025, and the related prospectus supplement dated April 28, 2025 (the “ATM Program”), subject to certain restrictions.

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Effect of Sales of our Common Stock under the Purchase Agreement on our Stockholders

The Purchase Shares to be issued or sold by us to Roth Principal Investments under the Purchase Agreement that are being registered under the Securities Act for resale by Roth Principal Investments in this offering are expected to be freely tradable. The 12,500,000 Purchase Shares being registered for resale in this offering may be issued and sold by us to Roth Principal Investments from time to time at our discretion over a period of up to 36 months (unless the Purchase Agreement is earlier terminated), beginning on the Commencement Date. The resale by Roth Principal Investments of a significant amount of shares of Common Stock registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock, if any, to Roth Principal Investments under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Roth Principal Investments all, some or none of the shares of our Common Stock that may be available for us to sell to Roth Principal Investments pursuant to the Purchase Agreement.

If and when we do elect to sell shares of our Common Stock to Roth Principal Investments pursuant to the Purchase Agreement, after Roth Principal Investments has acquired such shares, Roth Principal Investments may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Roth Principal Investments in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Roth Principal Investments in this offering as a result of future sales made by us to Roth Principal Investments at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares of our Common Stock to Roth Principal Investments under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Roth Principal Investments may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the per share purchase price that Roth Principal Investments will pay for Purchase Shares in any Market Open Purchase, Intraday Purchase, Pre-Market Purchase or Post-Market Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable Purchase Valuation Period on the applicable Purchase Date for such Purchase, as of the date of this prospectus, we cannot determine the actual purchase price per share that Roth Principal Investments will be required to pay for any Purchase Shares that we may elect to sell to Roth Principal Investments under the Purchase Agreement from and after Commencement and, therefore, we cannot be certain how many Purchase Shares, in the aggregate, we may issue and sell to Roth Principal Investments under the Purchase Agreement from and after Commencement. As of August 21, 2026, there were 25,400,473 shares of our Common Stock outstanding, of which 10,134,655 shares were held by non-affiliates of our company. If all of the 12,500,000 shares of Common Stock offered for resale by Roth Principal Investments under this prospectus were issued and outstanding, such shares would represent approximately 33.0% of the total number of outstanding shares of Common Stock and 55.2% the total number of outstanding shares of Common Stock held by non-affiliates of our company, in each case immediately after this offering.

Although the Purchase Agreement provides that we may sell up to $25,000,000 of our Common Stock to Roth Principal Investments, only 12,500,000 Purchase Shares are being registered under the Securities Act for resale by Roth Principal Investments under the registration statement that includes this prospectus. At an assumed purchase price per share of $2.87, representing the closing sale price of our Common Stock on NYSE American immediately prior to the execution of the Purchase Agreement, the number of Purchase Shares that are being registered under the registration statement that includes this prospectus would be sufficient to enable us to receive the full $25,000,000 in aggregate gross proceeds from the sale of such Purchase Shares to Roth Principal Investments under the Purchase Agreement. However, depending on the market prices of our Common Stock on the Purchase Dates on which we elect to sell such Purchase Shares to Roth Principal Investments under the Purchase Agreement, we may need to register under the Securities Act additional shares of our Common Stock for resale by Roth Principal Investments in order for us to receive aggregate proceeds equal to Roth Principal Investments’ $25,000,000 maximum aggregate purchase commitment available to us under the Purchase Agreement.

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Moreover, to the extent that the Exchange Cap remains applicable to issuances and sales of our Common Stock under the Purchase Agreement, if we elect to issue and sell to Roth Principal Investments more shares of Common Stock than the Exchange Cap (or 5,077,554 shares of Common Stock) under the Purchase Agreement, which we have the right, but not the obligation, to do, we must first obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable NYSE American rules. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Common Stock in addition to the 12,500,000 shares of Common Stock being registered for resale by Roth Principal Investments under the registration statement that includes this prospectus could cause additional substantial dilution to our stockholders.

The number of shares of Common Stock ultimately offered for resale by Roth Principal Investments through this prospectus is dependent upon the number of shares of Common Stock, if any, we elect to sell to Roth Principal Investments under the Purchase Agreement from and after the Commencement Date. The issuance of our Common Stock to Roth Principal Investments pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

The following table sets forth the amount of gross proceeds we would receive from Roth Principal Investments from our sale of shares of Common Stock (which are being registered for resale by Roth Principal Investments under the registration statement that includes this prospectus) to Roth Principal Investments as Purchase Shares under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Purchase Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Roth Principal Investments (2)	Gross Proceeds from the Sale of Purchase Shares to Roth Principal Investments Under the Purchase Agreement
$2.00		12,500,000	33.0%	$25,000,000.00
$2.40		10,416,666	29.1%	$24,999,998.40
$2.87	(3)	8,710,801	25.5%	$24,999,998.87
$3.20		7,812,500	23.5%	$25,000,000.00
$3.60		6,944,444	21.5%	$24,999,998.40

(1)	Although the Purchase Agreement provides that we may sell up to $25,000,000 of our common stock to Roth Principal Investments, we are only registering 12,500,000 shares under the registration statement that includes this prospectus, which may or may not cover all of the shares of common stock we ultimately sell to Roth Principal Investments under the Purchase Agreement. We will not issue more than an aggregate of 5,077,554 shares of our common stock (i.e., the Exchange Cap), unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable NYSE American rules, or (ii) with respect to any shares of Common Stock that we direct Roth Principal Investments to purchase from us pursuant to a given Purchase Notice under the Purchase Agreement, the per-share purchase price for such purchase equals or exceeds the sum of (i) $0.0295 and (ii) $2.74 (representing the lower of (a) the official closing price of our Common Stock on NYSE American on the trading day immediately preceding the execution of the Purchase Agreement and (b) the average official closing price of our Common Stock on NYSE American for the five consecutive trading days ending on the trading day immediately preceding the execution of the Purchase Agreement), so that the Exchange Cap limitation will not apply to issuances and sales of Common Stock pursuant to the Purchase Agreement. The number of shares to be issued as set forth in this column (i) does not give effect to the Exchange Cap and (ii) is without regard for the Beneficial Ownership Limitation.

(2)	The denominator is based on 25,400,473 shares of common stock outstanding as of August 21, 2026, adjusted to include the issuance of the number of Purchase Shares set forth in the adjacent column that we would have sold to Roth Principal Investments, assuming the average purchase price in the first column. The numerator is based on the number of Purchase Shares issuable under the Purchase Agreement (which are included in this prospectus) at the corresponding assumed average purchase price set forth in the first column.

(3)	The closing sale price of our common stock on NYSE American on August 21, 2026.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Common Stock by Roth Principal Investments.

We may receive up to $25,000,000 aggregate gross proceeds under the Purchase Agreement from any sales we make to Roth Principal Investments pursuant to the Purchase Agreement. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell our Common Stock to Roth Principal Investments after the date of this prospectus. Because we are not obligated to sell any shares of our Common Stock under the Purchase Agreement, the actual total offering amount and proceeds to us, if any, are not determinable at this time. See the section titled “The Committed Equity Facility” in this prospectus for more information.

We expect to use any proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds. Pending the use of any proceeds we receive from sales of Common Stock to Roth Principal Investments under the Purchase Agreement, we may invest such proceeds in investment-grade, interest-bearing instruments.

We have engaged Compass Point, a registered broker-dealer and FINRA member, to act as a qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. We have agreed to pay directly to Compass Point a cash fee of $50,000 as consideration for its services in connection with acting as the qualified independent underwriter in this offering. Compass Point will receive no other compensation for acting as the qualified independent underwriter in this offering. See the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus for more information.

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DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which the shares of Common Stock may be sold by the Selling Stockholder under this prospectus. See “Plan of Distribution (Conflict of Interest).”

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our First Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), our Amended and Restated Bylaws and applicable provisions of Delaware corporate law. You should read our Certificate of Incorporation and our Amended and Restated Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 125,000,000 shares of Common Stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Voting Rights. Each holder of record of Common Stock are entitled to one vote for each share of Common Stock which is outstanding on all matters on which stockholders are entitled to vote generally. The holders of shares of Common Stock do not have cumulative voting rights. Except as otherwise required by law, holders of Common Stock are not be entitled to vote on any amendment to our Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences or relative, participating, optional or other special rights, or to qualifications, limitations or restrictions thereof, of one or more outstanding series of preferred stock if the holders of such affected series are entitled to vote thereon pursuant to our Certificate of Incorporation or pursuant to the DGCL.

Other Rights. Holders of shares of our Common Stock will not have any dividend, liquidation, preemptive, subscription or conversion rights, and there will not be any redemption or sinking fund provisions applicable to our Common Stock.

Preferred Stock

Our Board is authorized to issue from time to time, without further vote or action by the stockholders, up to an aggregate of 5,000,000 shares of preferred stock in one or more series. Our Board is authorized, within the limitations and restrictions stated in our Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of preferred shares, and the number of shares constituting such series and the designation thereof.

On April 8, 2025, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors for a private placement of securities (the “Private Placement”). At the closing of the Private Placement, the Company issued an aggregate of 962,250 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”), at a purchase price of $5.18 per share of Series A Preferred Stock.

We currently have no plans to issue any additional series or shares of preferred stock, but we believe that the ability to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting provides us with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. Our Board could issue shares of preferred stock having conversion privileges or having voting, dividend and liquidation rights superior to those of the shares of Common Stock, which could adversely affect the voting power of the Common Stockholders, including the loss of voting control to others, and delay, defer or prevent a change in control of the Company without further action by the stockholders. This could discourage an acquisition attempt or other transaction that stockholders might believe to be in their best interests or in which they might receive a premium for their stock over the then-market price of the stock.

If our Board were to issue a new series of preferred stock, the issuance of such shares could:

●	decrease the amount of earnings and assets available for distribution to any Common Stockholders;

●	make removal of management more difficult;

●	result in restrictions upon the payment of dividends and other distributions to any Common Stockholders;

●	delay or prevent a change in control of the Company; and

●	limit the price that investors are willing to pay in the future for the shares of Common Stock

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Anti-takeover Effects of Delaware Law and Provisions of the Certificate of Incorporation and the Amended and Restated Bylaws

The Company is subject to the provisions of Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the DGCL or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Our Certificate of Incorporation and the Amended and Restated Bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Classified Board of Directors; Removal of Directors; Filling Vacancies. Our Certificate of Incorporation provides that the directors shall be divided into three classes, with each class having a three-year term expiring on a staggered basis. In addition, our Certificate of Incorporation and the Amended and Restated Bylaws provide that any or all of the directors (other than the directors elected by the holders of any series of preferred stock, voting separately as a series or together with one or more other such series) may be removed only for cause and only by the affirmative vote of the holders of at least a majority in voting power of all the then outstanding shares of our stock entitled to vote thereon, voting together as a single class. Subject to the rights granted to the holders of any one or more series of preferred stock then outstanding, any newly-created directorship on our Board that results from an increase in the number of directors and any vacancy occurring on our Board (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders). Each director so elected shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor has been duly elected and qualified.

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Special Meetings and Notice Procedures. Our Amended and Restated Bylaws provide that, except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, special meetings of stockholders may only be called by or at the direction of the board of directors or the chair of the board of directors. Stockholders shall not be permitted to propose business to be brought before a special meeting of stockholders and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting. In addition, our Amended and Restated Bylaws establish an advance written notice procedure for stockholders seeking to nominate candidates for election to our Board or to propose matters to be acted upon at stockholders’ meetings. As a result, these provisions of the Amended and Restated Bylaws may delay stockholder actions with respect to business combinations or a change in management and may make it more difficult for third parties to acquire control of the Company.

Advanced Notice Bylaws. For director nominations or other business to be properly brought before an annual meeting by a stockholder, such stockholder must generally provide notice to our Secretary no later than 90 days and no more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting; provided, that if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 70 days after the anniversary of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, such notice must be delivered no more than 120 days prior to such annual meeting nor less than the later of (i) 90 days prior to such annual meeting and (ii) ten days after the day on which public disclosure of the date of such meeting is first made.

Exclusive Jurisdiction. Our Certificate of Incorporation provides that unless we select or consent in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or other employees or stockholders to us or to our stockholders, creditors or other constituents, (iii) any action asserting a claim against us or any of our current or former directors or officers arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our Amended and Restated Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine. This exclusive-forum provision designates the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, another state or federal court located within the State of Delaware) as the sole and exclusive forum for each of the foregoing types of actions and proceedings. In addition, unless we consent in writing to the selection of an alternative forum, our Certificate of Incorporation provides that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America. Our Amended and Restated Bylaws contain a supplemental forum provision designating the Court of Chancery of the State of Delaware (or, if that court does not have subject matter jurisdiction, another state or federal court located within the State of Delaware) as the sole and exclusive forum for claims of stockholders, when acting in their capacity as stockholders or in the right of the Company, that relate to the business of the Company, the conduct of its affairs, or the rights or powers of the Company or its stockholders, directors or officers. Because Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, the Delaware forum provisions described above do not apply to actions arising under the Exchange Act. The enforceability of similar exclusive-forum and federal-forum provisions has been challenged in legal proceedings, and there can be no assurance that these provisions will be enforced by a court.

No Action by Consent. Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent or consents (written, electronic, or otherwise) of such stockholders.

Amendment to the Certificate of Incorporation and the Amended and Restated Bylaws. Pursuant to the DGCL, an amendment to our Certificate of Incorporation generally requires: (a) recommendation of our Board; (b) the affirmative vote of a majority of the voting power of the outstanding stock entitled to vote; and (c) the affirmative vote of a majority of the voting power of the outstanding stock of each class entitled to vote; provided that any provision of Articles 5, 6, 7, 8, and 9 of our Certificate of Incorporation can only be altered, amended or repealed upon the affirmative vote of the holders of at least two-thirds of our capital stock entitled to vote generally in an election of directors, voting together as a single class. Furthermore, our Certificate of Incorporation and Amended and Restated Bylaws provide that our Board can make, alter, amend and repeal our Amended and Restated Bylaws subject to the power of our stockholders to alter, amend or repeal the bylaws; provided, however, that with respect to the powers of stockholders to make, alter, amend or repeal the bylaws, the affirmative vote of the holders of at least two-thirds of our capital stock entitled to vote generally in an election of directors, voting together as a single class, shall be required to make, alter amend or repeal our Amended and Restated Bylaws or to adopt any provision inconsistent therewith.

Authorized but Unissued Shares of Capital Stock. The authorized but unissued shares of our Common Stock and our preferred stock will be available for future issuance without stockholder approval, subject to any limitations imposed by the listing requirements of the NYSE American. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of our Common Stock and our preferred stock could make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

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PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

The shares of our Common Stock offered by this prospectus are being offered by the Selling Stockholder, Roth Principal Investments, LLC. The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our Common Stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our Common Stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Roth Principal Investments is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Roth Principal Investments has informed us that it presently anticipates using, but is not required to use, Roth Capital Partners, LLC (“RCP”), a registered broker-dealer and FINRA member and an affiliate of Roth Principal Investments, as a broker to effectuate resales, if any, of our Common Stock that it may acquire from us pursuant to the Purchase Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such Common Stock that it may acquire from us, although, as of the date of this prospectus, it does not anticipate engaging any such other registered broker-dealers. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer, including RCP, will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Roth Principal Investments has informed us that RCP, and any other broker-dealer it may engage to effectuate resales of our Common Stock on its behalf (as the case may be), may receive commissions from Roth Principal Investments for executing such resales for Roth Principal Investments and, if so, such commissions will not exceed customary brokerage commissions.

Roth Principal Investments is an affiliate of RCP, a registered broker-dealer and FINRA member, which will act as an executing broker that will effectuate resales of our common stock that may be acquired by Roth Principal Investments from us pursuant to the Purchase Agreement to the public in this offering. Because Roth Principal Investments will receive all the net proceeds from such resales of our common stock made to the public through RCP, RCP is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Accordingly, we have engaged Compass Point Research & Trading, LLC, a registered broker-dealer and FINRA member (“Compass Point”), to be the qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. We have agreed to pay directly to Compass Point an aggregate cash fee of $50,000, as consideration for its services in connection with acting as the qualified independent underwriter in this offering. Compass Point will receive no other compensation for acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5110, such cash fee paid to Compass Point for acting as the qualified independent underwriter in this offering, is deemed to be underwriting compensation in connection with sales of our common stock by Roth Principal Investments to the public. In accordance with FINRA Rule 5121, RCP is not permitted to sell shares of our common stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Except as set forth above, we know of no existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Stockholder.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including with respect to any compensation paid or payable by the Selling Stockholder to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the Selling Stockholder, and any other related information required to be disclosed under the Securities Act.

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We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock by the Selling Stockholder covered by this prospectus. We estimate that the total expenses for the offering will be approximately $238,790.

In addition, we have agreed to reimburse Roth Principal Investments for the Initial Legal Fee Reimbursement Amount of $100,000 upon our execution of the Purchase Agreement and Registration Rights Agreement and the Additional Investor Legal Fee Reimbursement Amount of up to $7,500 per fiscal quarter, in each case in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed to be underwriting compensation in connection with sales of our Common Stock by Roth Principal Investments to the public. Moreover, in accordance with FINRA Rule 5110, the tiered discount (7.0% on the first $12,500,000 of aggregate sales under the Purchase Agreement, stepping down to 3.0% thereafter) to current market prices of our Common Stock reflected in the purchase prices payable by Roth Principal Investments for our Common Stock that we may require it to purchase from us from time to time in one or more Market Open Purchases and/or one or more Intraday Purchases under the Purchase Agreement and the tiered discount (7.0% on the first $12,500,000 of aggregate sales under the Purchase Agreement, stepping down to 5.0% thereafter) to current market prices of our Common Stock reflected in the purchase prices payable by Roth Principal Investments for our Common Stock that we may require it to purchase from us from time to time in one or more Pre-Market Purchases and/or one or more Post-Market Purchases under the Purchase Agreement, in each case are deemed to be underwriting compensation in connection with sales of our Common Stock by Roth Principal Investments to the public.

We have agreed, subject to limited exceptions, from the date of the Purchase Agreement through the effective date of the registration statement of which this prospectus forms a part, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of Common Stock or any securities convertible into or exchangeable for our Common Stock either owned as of the date of the Purchase Agreement or thereafter acquired without the prior written consent of Roth Principal Investments. Roth Principal Investments may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to this lock-up restriction.

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Roth Principal Investments is an affiliate of RCP, a registered broker-dealer and FINRA member, which will act as an executing broker that will effectuate resales of our Common Stock that may be acquired by Roth Principal Investments from us pursuant to the Purchase Agreement to the public in this offering. Because Roth Principal Investments will receive all the net proceeds from such resales of our Common Stock made to the public through RCP, RCP is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Accordingly, we have engaged Compass Point Research & Trading, LLC, a registered broker-dealer and FINRA member (“Compass Point”), to be the qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. We have agreed to pay directly to Compass Point an aggregate cash fee of $50,000, as consideration for its services in connection with acting as the qualified independent underwriter in this offering. Compass Point will receive no other compensation for acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5110, such cash fee paid to Compass Point for acting as the qualified independent underwriter in this offering is deemed to be underwriting compensation in connection with sales of our Common Stock by Roth Principal Investments to the public. In accordance with FINRA Rule 5121, RCP is not permitted to sell shares of our Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We also have agreed to indemnify Roth Principal Investments and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Roth Principal Investments has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Roth Principal Investments specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Roth Principal Investments has represented to us that at no time prior to the date of the Purchase Agreement has Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments, engaged in or effected, in any manner whatsoever, directly or indirectly, for Roth Principal Investments’ own principal account or for the principal account of any such entity managed or controlled by Roth Principal Investments, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock that remained in effect as of the date of the Purchase Agreement. Roth Principal Investments has agreed that during the term of the Purchase Agreement, none of Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments, will enter into or effect, directly or indirectly, any of the foregoing transactions either for Roth Principal Investments’ own principal account or for the principal account of any such entity managed or controlled by Roth Principal Investments.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Stockholder.

Our Common Stock is currently listed on NYSE American under the symbol “SER”.

RCP, an affiliate of Roth Principal Investments, from time to time in the future may provide various investment banking and other financial services for us and/or one or more of our affiliates that are unrelated to the transactions contemplated by the Purchase Agreement and Registration Rights Agreement and the offering of shares for resale by Roth Principal Investments to which this prospectus relates, for which investment banking and other financial services RCP may receive customary fees, commissions and other compensation from us, aside from any discounts, fees and other compensation that Roth Principal Investments and RCP have received and may receive in connection with the transactions contemplated by the Purchase Agreement, including (i) the tiered discount (7.0% on the first $12,500,000 of aggregate sales under the Purchase Agreement, stepping down to 3.0% thereafter) to current market prices of our Common Stock reflected in the purchase prices payable by Roth Principal Investments for our Common Stock that we may require it to purchase from us from time to time in one or more Market Open Purchases and/or one or more Intraday Purchases under the Purchase Agreement, (ii) the tiered discount (7.0% on the first $12,500,000 of aggregate sales under the Purchase Agreement, stepping down to 5.0% thereafter) to current market prices of our Common Stock reflected in the purchase prices payable by Roth Principal Investments for our Common Stock that we may require it to purchase from us from time to time in one or more Pre-Market Purchases and/or one or more Post-Market Purchases under the Purchase Agreement, (iii) our reimbursement of Roth Principal Investments’ legal fees up to $190,000 in the aggregate ($100,000 upon execution of the Purchase Agreement and $7,500 per fiscal quarter for the maximum three-year term of the Purchase Agreement) in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, and (iv) any customary brokerage commissions that may be received by RCP from Roth Principal Investments for executing resales of our Common Stock purchased or acquired by Roth Principal Investments from us pursuant to the Purchase Agreement to the public in this offering.

The total underwriting compensation to be received by all participating FINRA members, in the aggregate, in connection with this offering, as determined under FINRA Rule 5110, will not exceed 8.0% of the maximum aggregate offering price of all shares of our Common Stock that may be resold by Roth Principal Investments to the public through this prospectus. Accordingly, the total amount of any specific item of underwriting compensation described herein that may be received by any participating FINRA member in connection with this offering shall, in each case, be subject to the limitation on the total underwriting compensation to be received by all participating FINRA members, in the aggregate, in connection with this offering, as determined under FINRA Rule 5110, described in the immediately preceding sentence.

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SELLING STOCKHOLDER

This prospectus relates to the offer and sale by Roth Principal Investments of up to 12,500,000 shares of our Common Stock that may be issued by us to Roth Principal Investments under the Purchase Agreement. For additional information regarding the shares of our Common Stock included in this prospectus, see the section titled “The Committed Equity Facility” above. We are registering the shares of our Common Stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with Roth Principal Investments on August 21, 2026 in order to permit the Selling Stockholder to offer the shares of Common Stock included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, Roth Principal Investments has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Stockholder” means Roth Principal Investments, LLC.

The table below presents information regarding the Selling Stockholder and the shares of our Common Stock that may be resold by the Selling Stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of August 21, 2026. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of our Common Stock being offered for resale by the Selling Stockholder under this prospectus. The Selling Stockholder may sell some, all or none of the shares of Common Stock being offered for resale in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our Common Stock with respect to which the Selling Stockholder has sole or shared voting and investment power. Because the Purchase Price to be paid by the Selling Stockholder for shares of our Common Stock, if any, that we may elect to sell to the Selling Stockholder in one or more Purchases from time to time under the Purchase Agreement will be determined on the applicable Purchase Dates therefor, the actual number of shares of our Common Stock that we may sell to the Selling Stockholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the Selling Stockholder of all of the shares of our Common Stock being offered for resale pursuant to this prospectus.

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	Common Stock Beneficially Owned Before this Offering		Maximum Number of Common Stock to be Sold Pursuant to this Prospectus	Common Stock to be Beneficially Owned Upon Completion of this Offering
Selling Stockholder(1)	Number(2)	Percentage	Number	Number(3)	Percentage
Roth Principal Investments, LLC (4)	—	—	12,500,000	—	—

(1)	All information regarding the Selling Stockholder was provided by the Selling Stockholder as of August 21, 2026.

(2)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares of Common Stock beneficially owned prior to the offering all of the shares of Common Stock that Roth Principal Investments may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Roth Principal Investments’ control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Purchases of Common Stock under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of Common Stock to Roth Principal Investments to the extent such shares, when aggregated with all other shares of Common Stock then beneficially owned by Roth Principal Investments, would cause Roth Principal Investments’ beneficial ownership of our Common Stock to exceed the 4.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibits us from issuing or selling shares of our Common Stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or with respect to any shares of Common Stock that we direct Roth Principal Investments to purchase from us pursuant to a given Purchase Notice under the Purchase Agreement, the per-share purchase price for such purchase equals or exceeds the sum of (i) $0.0295 and (ii) $2.74 (representing the lower of (a) the official closing price of our Common Stock on NYSE American on the trading day immediately preceding the execution of the Purchase Agreement and (b) the average official closing price of our Common Stock on NYSE American for the five consecutive trading days ending on the trading day immediately preceding the execution of the Purchase Agreement), such that the Exchange Cap limitation would not apply under applicable NYSE American rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under NYSE American) may be amended or waived under the Purchase Agreement.

(3)	Assuming the sale of all shares of Common Stock offered hereby.

(4)	The business address of Roth Principal Investments, LLC (“Roth Principal Investments”) is 2340 Collins Avenue, Suite 402, Miami Beach, Florida 33139. The principal business of Roth Principal Investments is that of a private investor. Roth Principal Investments is a wholly owned subsidiary of CR Financial Holdings, Inc. (“CRFH”). CRFH expressly disclaims beneficial ownership of securities held of record by Roth Principal Investments, except to the extent of its pecuniary interest therein. All voting and investment decisions with respect to securities held of record by Roth Principal Investments are made by majority vote of an investment policy committee of Roth Principal Investments composed of five individuals, each of whom is not involved in the management of CRFH and at least three of whom are not affiliates or associated persons of Roth Capital Partners, LLC (“RCP”), a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and a wholly owned subsidiary of CRFH. We have been advised that neither CRFH nor Roth Principal Investments is a FINRA member or an independent broker-dealer. Because each of Roth Principal Investments and RCP is a wholly owned subsidiary of CRFH, Roth Principal Investments is deemed to be an affiliate of RCP. RCP will act as an executing broker that will effectuate resales of our Common Stock that may be acquired by Roth Principal Investments from us pursuant to the Purchase Agreement to the public in this offering. See “Plan of Distribution (Conflict of Interest)” for more information about the relationship between Roth Principal Investments and RCP.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Bradley Arant Boult Cummings LLP. The Selling Stockholder is being represented by Duane Morris LLP, New York, New York. If additional legal matters are passed on for us, or any underwriters, dealers, or agents, by counsel, we will name that counsel in the applicable prospectus supplement.

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EXPERTS

The consolidated financial statements of Serina Therapeutics, Inc. (“Serina”) as of and for the years ended December 31, 2025 and 2024, have been audited by Frazier & Deeter, LLC, an independent registered public accounting firm, as stated in their report, which appears in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities Exchange Commission on March 25, 2026, as amended on Form 10-K/A on March 27, 2026, incorporated by reference in reliance upon the report given on the authority of such firm as experts in accounting and auditing. This report on the consolidated financial statements contains an explanatory paragraph regarding Serina’s ability to continue as a going concern.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements, and other information are available at www.sec.gov. We also maintain an internet website at https://www.serinatx.com/. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K, and all amendments to those reports. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

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INCORPORATION BY REFERENCE

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. As a smaller reporting company, we have elected to incorporate by reference into this prospectus information that we file with the SEC after the effective date of the registration statement of which this prospectus forms a part and prior to the termination of the offering, as permitted by General Instruction VII to Form S-1. The information incorporated by reference is deemed to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents filed by Serina Therapeutics, Inc., that are listed below and any future filings made by Serina Therapeutics, Inc., with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, excluding information deemed to be furnished and not filed with the SEC, until all the securities are sold, prior to the termination of the offerings under this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus.

We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 25, 2026, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 27, 2026;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 14, 2026 and for the quarterly period ended June 30, 2026, filed with the SEC on August 13, 2026;

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2026;

●	our Current Reports on Form 8-K filed with the SEC on January 15, 2026, January 28, 2026, March 23, 2026, April 21, 2026, June 24, 2026, July 22, 2026 and July 23, 2026 (in each case, excluding any information “furnished” but not “filed” as set forth therein); and

●	the description of our Common Stock contained in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 25, 2026, and any amendment or report filed with the SEC for the purpose of updating the description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by calling us at (256) 327-9630 or by contacting: Serina Therapeutics, Inc., Attn: Corporate Secretary, 601 Genome Way, Suite 2001, Huntsville, Alabama 35806. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the Company’s estimates (other than the SEC registration fee) of the expenses (all of which are to be paid by the registrant), in connection with the issuance and distribution of the Securities being registered.

Amount
SEC registration fee	$4,540
FINRA Fee	$4,250
Legal fees and expenses	$150,000
Accounting fees and expenses	$25,000
QIU Fee	$50,000
Miscellaneous	$5,000
Total	$238,790

Item 14. Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification by the registrant of our directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in our certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. As permitted by amendments to Section 102(b)(7) of the DGCL adopted in 2022, our Certificate of Incorporation also eliminates the personal liability of certain of our officers for monetary damages for breach of the fiduciary duty of care; however, such exculpation does not apply to any action by or in the right of the corporation, including any derivative claim. The registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into, and expects to continue to enter into, indemnification agreements with each of our directors and executive officers. These agreements provide that the registrant will indemnify each of our directors and such officers to the fullest extent permitted by law.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of our directors and officers and our controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

The registrant also maintains standard policies of insurance under which coverage is provided to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant.

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Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding shares of capital stock issued by the Company since August 24, 2023 that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). Also included is the consideration received by the Company for such shares and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

1. On November 26, 2024, the Company entered into an agreement (the “Agreement”) with Juvenescence Limited and JuvVentures (UK) Limited (including its successors and assigns, “Juvenescence”) pursuant to which Juvenescence agreed to purchase from the Company 1,000,000 shares of Common Stock at the purchase price of $10.00 per share, for an aggregate amount of $10 million in two tranches, along with warrants to purchase an additional 755,728 shares of Common Stock at an exercise price of $18.00 per share (the “Replacement Warrants”). The shares of Common Stock issued under the Agreement and the shares of Common Stock issued under the Agreement and upon exercise of the Replacement Warrants were issued pursuant to an exemption from registration provided by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act.

2. On April 8, 2025, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors (collectively, the “Investors”) for a private placement of securities (the “Series A Private Placement”). At the closing of the Series A Private Placement, the Company issued an aggregate of 962,250 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”), at a purchase price of $5.18 per share of Series A Preferred Stock. The Company received aggregate gross proceeds from the Series A Private Placement of approximately $5 million. Each share of Series A Preferred Stock was convertible into shares of the Company’s Common Stock, par value ($0.0001 (the “Common Stock”), at an initial conversion price of $5.18 per share, subject to adjustment. The shares of Series A Preferred Stock shall be issued to the Investors, and any shares of Common Stock issued upon conversion of the Series A Preferred Stock, were issued pursuant to an exemption from registration provided by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act.

3. On September 9, 2025, the Company entered into an unsecured convertible note (the “Convertible Note”) with Gregory H. Bailey, M.D., a member of the Company’s Board of Directors, making available to the Company an aggregate principal amount of up to $20 million. Borrowings under the Convertible Note bear interest at an annual rate of 10%, initially payable in cash on the first anniversary of the initial funding and on a quarterly basis after. The Convertible Note contains customary events of default, including an additional 2% of default interest following an event of default, and has a maturity date of five years after the initial funding date. The Company can prepay the Convertible Note at any time with no penalty. The Company is required to repay all obligations outstanding under the Convertible Note in cash in the event of certain liquidity events or a change of control of the Company, all as defined in the Convertible Note. The Convertible Note is convertible, at the option of the holder, into shares of the Serina Common Stock, at any time until the maturity date at an initial conversion price of $5.18 per share. The conversion price is subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization, or other similar transaction. Under the Convertible Note, the Company agreed to issue warrants for the purchase of shares of the Common Stock on each funding date in an amount equal to 100% of the number of shares issuable upon conversion of the funds extended by the investors on such funding date. Such warrants have an initial exercise price equal to $5.44 per share. The Convertible Note, the warrants, and the shares of Common Stock issuable under the Convertible Note and upon exercise of the warrants, were or will be, as applicable, issued pursuant to an exemption from registration provided by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act.

4. On March 17, 2026, the Company entered into a Securities Purchase Agreement (the “PIPE Purchase Agreement”) with Greg Bailey, as lead investor, and certain other investors (collectively, the “PIPE Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “PIPEt”), shares of its Common Stock, pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) redeemable warrants to purchase shares of Common Stock (the “Redeemable Warrants” and, together with the Common Stock and the Pre-Funded Warrants, the “Securities”). The purchase price for the Securities in the Private Placement was $2.25 per share of Common Stock (or $2.2499 per Pre-Funded Warrant, reflecting a $0.0001 exercise price). Each PIPE Investor also received a Redeemable Warrant to purchase a number of shares of Common Stock equal to 50% of the shares purchased (including shares underlying Pre-Funded Warrants), at an exercise price of $5.00 per share, a four-year term, and customary beneficial ownership limitations. The Redeemable Warrants are not exercisable until six months after the date of the Purchase Agreement. The exercise price and the number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Redeemable Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. The Company has the right to call the Redeemable Warrants, in whole or in part, for redemption at a price of $0.01 per underlying share of Common Stock on the earlier of (i) 30 days after the dosing of the first patient in Cohort 2 of the Company’s SER-252 Phase 1b single-ascending dose (SAD) clinical study or (ii) September 30, 2026, provided that the closing price of the Common Stock reported equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the business day prior to the date on which the notice of redemption is sent. Holders of Redeemable Warrants will have 30 days to exercise the Redeemable Warrants subject to any such call by the Company. The PIPE was conducted in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

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Item 16. Exhibits

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the SEC, each of the following exhibits is filed herewith:

Exhibit		Incorporation By Reference
Number	Description of Document	Form	SEC File No.	Exhibit	Filing Date

2.1†	Agreement and Plan of Merger and Reorganization, dated August 29, 2023, by and among AgeX Therapeutics, Inc., Canaria Transaction Corporation and Serina Therapeutics, Inc.	8-K	001-38519	2.1	8/30/2023
3.1	First Amended and Restated Certificate of Incorporation of Serina Therapeutics, Inc.	8-K	001-38519	3.1	4/1/2024
3.2	Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Serina Therapeutics, Inc.	8-K	001-38519	3.1	4/14/2025
3.3	Certificate of Correction to the First Amended and Restated Certificate of Incorporation of Serina Therapeutics, Inc.	8-K	001-38519	3.1	5/22/2025
3.4	First Certificate of Amendment to the First Amended and Restated Certificate of Incorporation of Serina Therapeutics, Inc.	8-K	001-38519	3.1	6/17/2026
3.5	Amended and Restated Bylaws of Serina Therapeutics, Inc., adopted April 15, 2026	8-K	001-38519	3.1	4/21/2026
4.1	Form of Warrant included in Warrant Agreement dated February 14, 2022	8-K	001-38519	4.1	2/15/2022
4.2	New Form of Warrant Agreement dated January 31, 2025	10-K	001-38519	4.2	3/25/2026
4.3	Form of Pre-Funded Common Stock Purchase Warrant	8-K	001-38519	4.1	3/23/2026
4.4	Form of Redeemable Warrant	8-K	001-38519	4.2	3/23/2026
5.1*	Opinion of Bradley Arant Boult Cummings LLP
10.1	Amendment to AgeX Therapeutics, Inc. 2017 Equity Incentive Plan	8-K	001-38519	10.1	12/12/2022
10.2	Form of Indemnification Agreement for Officers and Directors	8-K	001-38519	10.4	4/1/2024
10.3	Director Compensation Policy	8-K	001-38519	10.5	4/1/2024
10.4	AgeX Therapeutics, Inc. 2017 Equity Incentive Plan	S-8	333-229432	99.1	1/30/2019
10.5	Form of AgeX Therapeutics, Inc. Employee Stock Option Agreement	S-8	333-229432	99.2	1/30/2019
10.6	Form of AgeX Therapeutics, Inc. Non-Employee Director Stock Option Agreement	S-8	333-229432	99.3	1/30/2019
10.7	Form of AgeX Therapeutics, Inc. Restricted Stock Agreement	S-8	333-229432	99.4	1/30/2019
10.8	Form of AgeX Therapeutics, Inc. Restricted Stock Unit Agreement	S-8	333-229432	99.5	1/30/2019
10.9	Amendment to AgeX Therapeutics, Inc. 2017 Equity Incentive Plan	S-8	333-261997	99.1	1/4/2022
10.10	Serina Therapeutics Inc. 2024 Equity Incentive Plan	8-K	001-38519	10.7	4/1/2024
10.11	Form of Stock Option Agreement	8-K	001-38519	10.8	4/1/2024
10.12	Executive Chairman Agreement, dated as of April 12, 2024, by and between Serina Therapeutics, Inc. and Balkrishan “Simba” Gill	8-K	001-38519	10.1	4/17/2024
10.13	Employment Agreement, effective as of September 9, 2024, among Serina Therapeutics, Inc., Serina Therapeutics (AL), Inc. and Steve Ledger	8-K	001-38519	10.1	9/12/2024
10.14	Employment Agreement, dated as of July 15, 2024, by and between Serina Therapeutics, Inc. and Srini Tenjarla	10-Q	001-38519	10.2	11/12/2024
10.15	Confidential Consulting Agreement, dated as of May 31, 2024, by and between Serina Therapeutics, Inc. and FLG Partners, LLC	10-Q	001-38519	10.3	11/12/2024
10.16	Convertible Note, dated as of September 9, 2025, between Serina Therapeutics, Inc. and Gregory Bailey	8-K	001-38519	10.1	9/15/2025
10.17	Form of Securities Purchase Agreement	8-K	001-38519	10.1	3/23/2026
10.18	Form of Registration Rights Agreement	8-K	001-38519	10.2	3/23/2026
10.19	Form of Amendment to Senior Unsecured Convertible Promissory Note	8-K	001-38519	10.3	3/23/2026
10.20	First Amendment to the Serina Therapeutics, Inc. 2024 Equity Incentive Plan	8-K	001-38519	10.1	6/17/2026
10.21*	Common Stock Purchase Agreement, dated as of August 21, 2026, by and between Serina Therapeutics, Inc. and Roth Principal Investments, LLC
10.22*	Registration Rights Agreement, dated as of August 21, 2026, by and between Serina Therapeutics, Inc. and Roth Principal Investments, LLC
16.1	Letter of WithumSmith+Brown, PC to the Securities and Exchange Commission, dated May 3, 2024	8-K	001-38519	16.1	5/3/2024
21.1	List of Subsidiaries of Serina Therapeutics, Inc.	10-K	001-38519	21.1	3/25/2026
23.1*	Consent of Frazier & Deeter, LLC
23.2*	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (contained on signature pages)
107*	Filing Fee Table

*	Filed herewith

†	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(iii)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(iv)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(v)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(vi)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized in the City of Huntsville, State of Alabama, on August 24, 2026.

SERINA THERAPEUTICS, INC.

By:	/s/ Steve Ledger
Steve Ledger
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steve Ledger and Gregory S. Curhan, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory H. Bailey, M.D.	Co-Chair of the Board of Directors	August 24, 2026
Gregory H. Bailey, M.D.

/s/ Balkrishan (Simba) Gill, Ph.D.	Co-Chair of the Board of Directors	August 24, 2026
Balkrishan (Simba) Gill, Ph.D.

/s/ Steve Ledger	Chief Executive Officer and Director	August 24, 2026
Steve Ledger	(Principal Executive Officer)

/s/ Gregory S. Curhan	Chief Financial Officer	August 24, 2026
Gregory S. Curhan	(Principal Financial and Accounting Officer)

/s/ Steve Brannan, M.D.	Director	August 24, 2026
Steve Brannan, M.D.

/s/ Richard Marshall, CBE, M.D., Ph.D.	Director	August 24, 2026
Richard Marshall, CBE, M.D., Ph.D.

/s/ Farrell Simon, Pharm. D.	Director	August 24, 2026
Farrell Simon, Pharm. D.

/s/ Jay Venkatesan, M.D.	Director	August 24, 2026
Jay Venkatesan, M.D.

/s/ Karen J. Wilson	Director	August 24, 2026
Karen J. Wilson

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